Exhibit 99.1

FOR IMMEDIATE RELEASE
                                                  FOR INFORMATION CONTACT:
                                                  DANIEL M. CLARKE
                                                  Chief Financial Officer
                                                  Giga Information Group
                                                  One Longwater Circle
                                                  Norwell, Massachusetts 02061
                                                  1 (781) 982-9500
                                                  Fax: 1 (781) 871-4098
                                                  dclarke@gigaweb.com


                          GIGA INFORMATION GROUP NAMES
                       ROBERT K. WEILER PRESIDENT AND CEO


CAMBRIDGE, Mass. (May 14, 1999) -- Giga Information Group, Inc. (NASDAQ: GIGX) today announced that Robert K. Weiler has been named its president and chief executive officer. Gideon I. Gartner, the company's founder, will remain chairman of the board and will continue to be actively involved in the business. Weiler is expected to assume full-time duties in August 1999.

Weiler brings more than 26 years of experience in corporate, marketing and sales management to Giga. Previously, Weiler was president and CEO of Eastman Software (formerly Wang Software) and, prior to that, senior vice president, worldwide sales & marketing, service & support at Lotus Development Corp. He has held several other senior executive, sales and technical positions in the computer industry.

"Bob Weiler's impressive stature and experience in the computer industry make him a terrific choice as Giga's new CEO, and his deep understanding of the implications of the Internet positions him as a natural leader for Giga's next phase of growth," said Gartner. "When we introduced Giga to the IT community only three years ago, we had no idea that we would exceed a $50 million run rate so quickly. As one of the fastest growing companies in the history of the IT advisory industry, we are pleased that we have reached the point where an industry leader like Bob would join our team to help lead us to the next level. As chairman, I look forward to working closely with him in the years to come."


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Giga Information Group Names Weiler President and CEO                     2-2-2


"I am extremely excited to be joining Giga. It is a great opportunity to be able to work with Giga's customers and employees, and of course with Gideon. As a former customer, I was very impressed with the company and its Internet delivery of content," said Weiler.

ABOUT GIGA INFORMATION GROUP

Giga Information Group, founded by industry leader Gideon I. Gartner, delivers technology and management advice to IT decision-makers via innovative research processes and a leading edge Web interface. Giga's research focus is on helping companies integrate their businesses with the Internet; it also covers issues pertaining to the computing, telecommunications and related industries. Giga began providing its services in April 1996, and now has a global client base exceeding 950 organizations and over 14,000 individuals. Its enterprise clients include IT decision-makers who sell technology, who use technology, and who invest in technology.

Headquartered in Cambridge, Massachusetts, Giga has 10 other offices covering the Americas and Europe. Giga is also represented by distributors in other areas of the world.

The Company's Web site can be accessed at http://www.gigaweb.com. The Company's logo with the name Giga Information Group is a registered trademark of Giga Information Group, Inc.

                                      # # #

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements, including those concerning the Company's expectations, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward looking statements. In evaluating such statements as well as the future prospects of the Company, specific consideration should be given to various factors including the following: the Company's prior losses and anticipation of future losses; the Company's need to attract and retain qualified personnel; the Company's dependence on sales and renewals of subscription-based services; the Company's ability to achieve and sustain high renewal rates; the Company's ability to manage and sustain growth; the Company's future capital needs and the risks of working capital deficiency; the Company's dependence on key personnel; competition; the risks associated with the development of new services and products; the potential for significant fluctuations in quarterly operating results; continued market acceptance and demand for Giga services; uncertainties relating to proprietary rights; the Company's dependence on the Internet infrastructure; the risk of system failure; the risks related to content; the risks associated with international operations; and other risks as detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.